 AMERICAN REALTY CAPITAL TRUST, INC.

CONTACTS

From: Anthony J. DeFazio	For: Brian S. Block, EVP & CFO
DeFazio Communications, LLC	American Realty Capital Trust, Inc.
tony@defaziocommunications.com	bblock@arlcap.com
Ph: (484-532-7783)	Ph: (212-415-6500)

FOR IMMEDIATE RELEASE

American Realty Capital Trust Announces Internalization and Listing on NASDAQ,
Public Offering and its Intention to Launch a Tender Offer

New York, NY, February 15, 2012 - American Realty Capital Trust, Inc. (“ARCT” or the “Company”) announced today that its board of directors has determined that it is in the best interest of the Company and its stockholders to internalize the management services currently provided by American Realty Capital Advisors, LLC (the “Advisor”). We refer to this transaction as the “Internalization.” As a result of the Internalization, the Company will become a self-administered real estate investment trust, managed full-time by William M. Kahane, one of the key executives who built the Company and assembled its property portfolio, and his management team, along with key personnel primarily responsible for the day-to-day operations of the Company. Also in connection with the Internalization, the Company has filed an application to list its common stock on The NASDAQ Global Select Market (“NASDAQ”) under the symbol “ARCT.” The Company anticipates that its common stock will be listed on NASDAQ on or about March 1, 2012 (the “Listing”). The Company plans to consummate the Internalization on the date the Listing occurs.

The Internalization is the result of a process begun in early 2011 by the Company’s board of directors to evaluate possible strategic alternatives designed to maximize stockholder value, including one or more of the following: (1) listing the Company’s common stock on a national exchange or other trading system and becoming self-administered by termination of the respective agreements with the Advisor and American Realty Capital Properties, LLC (the “Property Manager”); (2) a sale of the portfolio; or (3) merger with a third party that is already listed on a national exchange.

The Company believes that becoming self-administered and listing on NASDAQ will create stockholder value for several important reasons. First, due to the growth of the Company’s asset and revenue base over the past three years, the Company believes that it will be cost-effective for it to internalize the management functions presently conducted by the Advisor and the Property Manager, reducing the Company’s annual costs significantly. Upon completion of the Internalization and the Listing, the Company will no longer incur fees payable to the Advisor and the Property Manager for acquisitions, asset management, property management or dispositions under the advisory agreement and the property management agreement, respectively, which will reduce expenses and increase funds from operations per share and may provide an immediate increase in stockholder value and higher investor returns.

Moreover, due to the deliberate planning and design of the ARCT offering, there will be no internalization fee paid, maximizing value for the Company’s investors.

The Company intends to continue payment of monthly distributions at an annualized rate of $0.70 per share. The February 2012 distribution will be paid by March 5, 2012 to shareholders of record on February 29, 2012. The Company’s 2011 distribution was characterized as approximately 100% return of capital for tax reporting purposes.

Internalization and Listing

To provide for an orderly transition upon Internalization and Listing, the advisory agreement will terminate on the Listing date subject to a 60 day notice period. The Company may choose to extend the advisory agreement for up to three months. While the advisory agreement entitles the Advisor and its affiliates to certain acquisition, financing, asset management, and other fees in connection with services provided to the Company, the Company and the Advisor have mutually agreed that following the Listing, the Advisor will not receive an internalization fee or a disposition fee on the sale of a property, nor will there be any acquisition fees. Additionally, the Company will acquire the Property Manager for nominal consideration.

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The Advisor or its affiliate will be entitled to a subordinated incentive listing fee equal to 15% of the amount, if any, by which (a) the average market value of the Company’s outstanding common stock for the period 180 days to 210 days after Listing, plus distributions paid by the Company prior to Listing, exceeds (b) the sum of the total amount of capital raised from stockholders during the Company’s prior continuous offering and the amount of cash flow necessary to generate a 6% annual cumulative, non-compounded return to such stockholders.

Completion of the Internalization and the Listing are subject to a number of conditions. There can be no assurance that the Company will internalize or that its shares of common stock will be listed on NASDAQ.

Post-Listing and Management Team

Following the completion of the Internalization and Listing, Mr. Kahane will become Chief Executive Officer and President and Brian D. Jones, currently head of investment banking for the Company’s sponsor, will become Chief Financial Officer and Treasurer, and each will enter into employment agreements with the Company. Nicholas S. Schorsch will remain Chairman of the Board of the Company. Susan E. Manning, currently a controller for various offerings organized by the Company’s sponsor, will become Chief Accounting Officer and Secretary. Members of the acquisition, asset management, marketing and accounting departments who have been instrumental in building and managing the day-to-day affairs of ARCT will also join Messrs. Kahane and Jones and Ms. Manning as direct and exclusive employees of ARCT.

The composition of the board of directors will remain unchanged as a result of the Internalization. To avoid any potential conflicts of interest, Mr. Kahane and the Company’s independent directors will resign their respective positions on any boards of other non-traded net lease REITs organized by the Company’s sponsor.

Public Offering

The Company also announced today that it filed a registration statement on Form S-11 with the Securities and Exchange Commission (“SEC”), indicating its plan to offer for sale up to 6.6 million shares of its common stock. The underwriters may also purchase up to an additional 990,000 shares of common stock from the Company at the public offering price, less the underwriting discount, within 30 days from the date of the prospectus solely to cover overallotments. The Company intends to use the net proceeds from the offering to repay indebtedness under its unsecured revolving credit facility with RBS Citizens, N.A., and for general working capital purposes.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy the securities planned to be offered pursuant to the registration statement on Form S-11, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus which is a part of such registration statement. Copies of the preliminary prospectus for the offering, when available, may be obtained on the SEC’s website at www.sec.gov or by contacting the Company at 405 Park Avenue, New York, New York 10022, Attention: Investor Relations.

Tender Offer

The Company also announced today that it intends to offer to purchase an amount in value of its shares of common stock between $200 million and $250 million from its stockholders (the “Tender Offer”). The Company believes the Tender Offer augments the options available to stockholders in connection with the Listing. In accordance with the terms of the Tender Offer, the Company will select the lowest price, not greater than $11.00 nor less than $10.50 per share, that will allow the Company to purchase an amount in value of its shares of common stock as set forth in the Tender Offer documents (which will be between $200 million and $250 million), or a lower amount depending upon the number of shares of common stock properly tendered and not withdrawn. The Company intends to fund the Tender Offer with cash on hand and funds available under the Company’s unsecured revolving credit facility with RBS Citizens, N.A. The Tender Offer is scheduled to commence on or about the Listing date and expire on the 20th business day thereafter (unless the Company determines to extend the offer). The commencement of the Tender Offer is contingent upon an amendment to the credit facility. The Tender Offer will be subject to certain conditions, including funding under the Company’s credit facility (as amended).

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Pre-Commencement Communications

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any shares. The full details of the modified “Dutch auction” Tender Offer, including complete instructions on how to tender shares, will be included in the offer to purchase, the letter of transmittal and related materials, which will become available to stockholders promptly following commencement of the offer. Stockholders should read carefully the offer to purchase, the letter of transmittal and other related materials when they are available because they will contain important information. Stockholders may obtain free copies, when available, of the offer to purchase and other related materials that will be filed by the Company with the SEC at the Commission’s website at www.sec.gov. When available, stockholders also may obtain a copy of these documents, free of charge, from the Company.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements ARCT makes. All statements, other than statements of historical fact, included in this press release are forward-looking statements, including but not limited to statements regarding advisory expenses, stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions, which are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the risk that changes in economic circumstances, business conditions and ARCT’s stock price may make the tender offer and/or the public offering no longer advisable on the terms described herein, if at all; the impact of current and future regulation; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; the possibility that the expected efficiencies and cost savings associated with the Internalization will not be realized, or will not be realized within the expected time period; and other factors, many of which are beyond our control, including other factors included in our reports filed with the SEC, particularly in the “Risk Factors” section of ARCT’s registration statement on Form S-11 filed with the SEC, as such Risk Factors may be updated from time to time in subsequent reports. ARCT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

To arrange interviews with ARCT executives, please contact Tony DeFazio at 484-532-7783 or tony@defaziocommunications.com.

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